UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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561 Shady Elm Road
Winchester, Virginia 22602

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

The Annual Meeting of Shareholders (“Annual Meeting”) of American Woodmark Corporation (the “Company”) will be held at The George Washington Hotel, 103 East Piccadilly Street, Winchester, Virginia, on Thursday, August 23, 2018, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the eight nominees listed in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2019;
3.	To approve on an advisory basis the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record of shares of the Company’s common stock at the close of business on June 22, 2018 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Whether or not you plan to attend the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

July 9, 2018

AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. This Proxy Statement will be mailed to shareholders of American Woodmark Corporation (the “Company”) on or about July 9, 2018.

Annual Stockholders meeting

Date	August 23, 2018

Time	9:00 a.m. Eastern Daylight Time

Place	The George Washington Hotel
103 East Piccadilly Street
Winchester, Virginia 22601

Record date	June 22, 2018

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda

•	Election of eight directors

•	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2019

•	Advisory approval of executive compensation

•	Transact other business that may properly come before the meeting

Voting Matter and Vote Recommendation

Item		Board recommendation	Reasons for recommendations	More information

1.	Election of eight directors	FOR
The Board and Corporate Governance Committee believe that the eight director nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company's long-term strategy.
Page 4

2.	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2019	FOR	Based on the Audit Committee's assessment of KPMG's qualifications and performance, it believes that their retention for fiscal year 2019 is in the best interests of the Company.	Page 35

3.	Advisory approval of executive compensation	FOR	The Company's executive compensation programs demonstrate the continuing evolution of the Company's pay for performance philosophy.	Page 36

Company Management Profile
The following table provides summary information about each current director.

					Committee memberships
Name	Age	Director since	Independent	Other public boards	AC	CC	GC	Up for re-election at current Annual Meeting
Martha M. Hayes	67	1995	Yes	0		M	M	Yes
James G. Davis, Jr.	59	2002	Yes	0	M, F		C	Yes
Daniel T. Hendrix	63	2005	Yes	1	M, F			Yes
Carol B. Moerdyk	68	2005	Yes	1	M, F		M	Yes
Andrew B. Cogan	55	2009	Yes	2	C, F			Yes
Vance W. Tang	51	2009	Yes	1		C		Yes
S. Cary Dunston	53	2014	No	0				Yes
David M. Moon	56	2015	Yes	0		M		Yes

AC - Audit Committee                    C - Chair
CC - Compensation Committee                M - Member
GC - Governance Committee                F - Financial Expert

Voting Rights, Procedures and Solicitation

Proxy Solicitation

This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the “Company”) on or about July 9, 2018, is furnished in connection with the solicitation of proxies by the Company’s Board of Directors in the accompanying form for use at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The George Washington Hotel, 103 East Piccadilly Street, Winchester, Virginia, on Thursday, August 23, 2018, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2018 is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company’s officers and other employees, without additional compensation, may solicit proxies by telephone and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

On June 22, 2018, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 17,546,622 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	“FOR” the election of the eight nominees for director named herein;
•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ended April 30, 2019 ("fiscal 2019");
•	“FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
•	In the proxies’ discretion on any other matters properly coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of common stock of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

The Company’s bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast “for” that action exceed the votes cast “against” it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company’s transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company’s common stock held in their plan accounts. The Newport Group, the plan’s administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant’s voting instructions must be properly executed and returned in the envelope provided in order for the participant’s shares to be voted. If a participant does not return voting instructions, then the shares held in the participant’s account will be voted by the Trustee in the same manner as shares voted by other plan participants.

ITEM 1 – ELECTION OF DIRECTORS

The Board is currently comprised of eight members, each of whom have been recommended by the Governance Committee to the Board and nominated by the Board for election at the Annual Meeting to continue to serve on the Board. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the eight persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Each of the nominees listed below was elected by shareholders at the last annual meeting for a term expiring at the Annual Meeting.

The Governance Committee is responsible for identifying and recommending to the Board nominees for election to the Board. In identifying potential nominees, the Governance Committee considers candidates recommended by shareholders, current members of the Board or management, as well as any other qualified candidates that may come to the Governance Committee’s attention. From time to time, the Governance Committee may engage an independent firm to assist in identifying potential director nominees. The Governance Committee evaluates all potential director nominees in the same manner regardless of the source of the recommendation. Any shareholder wishing to recommend a candidate for consideration by the Governance Committee should send a written statement addressed to the Company’s Secretary at the Company’s principal executive offices identifying the candidate and providing relevant qualifications and biographical information.

The Board believes that the Company’s directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. When searching for new directors, the Governance Committee considers a candidate’s managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe it is essential that Board members represent diverse viewpoints. The Governance Committee considers issues such as diversity of professional experience, skills, viewpoints and education. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominee is unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

If a nominated director does not receive a majority of the votes cast at the Annual Meeting, Virginia law and the Company's bylaws provide that such director would continue to serve on the Board as a “holdover director.” Under the bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if the nominee does not receive a majority of the votes cast. In that situation, the Board’s

Governance Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance Committee’s recommendation within 90 days after the date that the election results were certified and would promptly publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

The names and ages of the Company’s nominees, their business experience, and other information regarding each nominee are set forth below.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Martha M. Hayes	67	Retired from her role as Vice President Customer Development, Sara Lee Corporation (a public company and manufacturer and marketer of consumer products) in 2006. Ms. Hayes’s experience with marketing, business development and customer relationships during her 30-year career in the consumer products industry provides the Board with an important perspective on customer issues and opportunities.	1995
James G. Davis, Jr.	59	Company Lead Independent Director since 2018; President and Chief Executive Officer, James G. Davis Construction Corporation (a private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company and financial institution) from October 2006 to July 2009. Mr. Davis’s career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis’s experience as a chief executive officer of a construction company provides the Board with an important perspective.	2002
Daniel T. Hendrix	63	Chairman of Interface, Inc. (a public company and manufacturer of modular flooring products) from October 2011 to present; President and Chief Executive Officer, from July 2001 to March 2017; Director, Interface, Inc. from 1996 to present. Mr. Hendrix’s 34-year career in the building products industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix’s experience as a chief executive officer of a publicly traded company in the building products industry provides the Board with an important perspective.	2005
Carol B. Moerdyk	68	Retired; Senior Vice President, International, OfficeMax Incorporated (a public company and office products retailer) from August 2004 to September 2007; Director, Libbey, Inc. (a public company and manufacturer of tableware) from 1998 to present. Ms. Moerdyk’s 30-year career in industry has been highlighted with leadership roles in finance and operations. Ms. Moerdyk’s experience as a financial executive enables her to provide the Board with a valuable perspective.	2005
Andrew B. Cogan	55	President and Chief Executive Officer, Knoll, Inc. (a public company and manufacturer of furnishings, textiles and fine leathers) from May 2016 to present; Chief Executive Officer, Knoll, Inc. from April 2001 to May 2016; Director, Knoll, Inc. from 1996 to present. Director, Interface, Inc. from 2013 to present. Mr. Cogan’s 25-year career in the manufacturing industry has been highlighted with leadership roles in design and marketing. Mr. Cogan’s experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.	2009

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Vance W. Tang	51
Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded provider of commercial and industrial heating, ventilation and air conditioning and building automation services) from December 2012 to present. Since 2012, Mr. Tang has served as President of VanTegrity Consulting providing leadership and strategy consulting to a range of clients. Mr. Tang’s 28-year career in industry has been highlighted with leadership roles in operations. Mr. Tang’s former experience as a chief executive officer in the construction industry provides the Board with a valuable perspective.
			2009
S. Cary Dunston	53
Company Chairman from August 2017 to present; Company Chief Executive Officer and President from August 2015 to present; Company President and Chief Operating Officer from August 2014 to August 2015; Company Executive Vice President and Chief Operating Officer from August 2013 to August 2014; Company Executive Vice President, Operations from September 2012 to August 2013; Company Senior Vice President, Manufacturing and Supply Chain Services from October 2006 to September 2012. Director, Pella Corporation (a manufacturer of windows and doors) from February 2018 to present. Mr. Dunston’s 20-year career in the manufacturing industry has been highlighted with leadership roles in operations. Mr. Dunston’s role as the Company’s Chief Executive Officer will provide the Board with intimate knowledge of the Company’s operational performance.
			2014
David W. Moon	56	Former Executive Vice President and President and Chief Operating Officer of Lennox International, Inc.'s (a public company and leading global provider of climate control solutions and manufacturer of products for the heating, ventilation, air conditioning and refrigeration markets) Worldwide Refrigeration Segment since August 2006. Mr. Moon's career has been highlighted with leadership roles in operations. Mr. Moon's operations experience with a publicly traded manufacturing company provides the Board with a valuable perspective.	2015

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. This code sets forth important Company policies and procedures in conducting the Company’s business in a legal, ethical and responsible manner. The Code of Business Conduct and Ethics encompasses policies addressing employee conduct, conflicts of interest, insider trading and the protection of confidential information, and requires all employees to respect and obey all applicable laws and regulations when conducting the Company’s business.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board has also adopted an additional Code of Ethics for the Chief Executive Officer and all Senior Financial Officers, including the Chief Financial Officer, Treasurer and Controller of the Company. This code sets forth Company policies and procedures for ensuring that disclosures in the Company’s financial reports and documents that the Company files or furnishes to the Securities and Exchange Commission (“SEC”) and in other public communications are full, fair, accurate, timely and understandable. Additionally, the Chief Executive Officer and Senior Financial Officers are required to report to the Audit Committee any material information that affects financial disclosures, significant deficiencies concerning internal controls, fraud, violations of the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and violations of securities or other laws or rules and regulations applicable to the operation of the business.

Both of these codes can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Any amendments to, or waivers from, any code provisions that apply to the Company’s directors or executive officers, including the Company’s Chief Executive Officer and Chief Financial Officer, as well as the Company’s Controller and Treasurer, will be promptly posted on the Corporate Governance page of the Company’s web site. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2018.

Board Structure

The Company’s Board currently consists of eight directors, all of whom are subject to annual shareholder elections to one-year terms of service. Each of the Company’s independent directors sits on at least one of the three Board committees, which include the Audit Committee, the Compensation Committee and the Governance Committee.

Mr. Dunston currently serves as both the Company’s Chairman and its Chief Executive Officer. The Board believes that there are a number of important advantages to having the positions of Chairman and Chief Executive Officer held by the same person. The Chief Executive Officer has historically been the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer has historically brought Company-specific experience and expertise. The Board believes that its current leadership structure also enhances its ability to engage in effective risk oversight because Mr. Dunston’s insight and understanding of the material risks inherent in the Company’s business allows him to identify and raise key risks to the Board and his role as Chairman will ensure that the Board and its committees give attention to areas of concern. From time to time, during managed transitions of leadership of the Company, there may be a period where the positions of Chairman and Chief Executive Officer are held by different people.

Beginning in fiscal 2018, the Board, upon the recommendation of the Governance Committee, has determined that it is in the best interests of the Company and its shareholders to designate an independent lead director.  Per the Governance Committee Charter, the lead director shall be the Chair of the Governance Committee unless otherwise determined by the Board. Mr. Davis, the current Chair of the Governance Committee, currently serves as the lead independent director. The Board believes having an independent lead director, among other things, allows Mr. Dunston to focus on the Company’s strategy, business and operations, while preserving the benefits of having a single focal point for Company leadership in his current combined role of Chairman and Chief Executive Officer. The lead director’s duties include presiding over executive sessions of the Company’s independent directors, facilitating information flow and communication among the directors, serving as a point of contact between the independent directors and the Chairman and Chief Executive Officer and performing other duties as requested by the Board. The Independent Lead Director Charter can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s Board meetings, without management present. During fiscal year 2018, the independent directors met six times to discuss certain Board policies, processes and practices, the performance and compensation of the Company’s Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

The Board, both directly and through its committees, has an active role in overseeing management of the Company’s risks. The entire Board regularly reviews information concerning the Company’s operations, liquidity and competitive position and personnel, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s management of risks relating to the Company’s executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company’s management of risks pertaining to internal controls, adherence to generally accepted accounting principles and financial reporting. The Governance Committee oversees the Company’s management of risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board’s Audit and Compensation Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that seven of its eight current directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Mr. Cogan, Mr. Davis, Ms. Hayes, Mr. Hendrix, Ms. Moerdyk, Mr. Moon and Mr. Tang, each of whom is standing for re-election at the Annual Meeting. In addition, all of the members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent. The members of the Audit and Compensation Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted in writing by sending a letter to:

Audit Committee
c/o Director, Internal Audit
American Woodmark Corporation
P.O. Box 2252
Winchester, Virginia 22604

The Company’s Director, Internal Audit reviews all such written correspondence and forwards to the Audit Committee a summary of all correspondence received. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company’s Board of Directors presently consists of eight directors. The Board held six meetings during the fiscal year ended April 30, 2018. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company’s annual meeting demonstrates a commitment to the Company, responsibility and accountability to shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the annual meeting of shareholders. All members of the Board attended last year’s annual meeting.

The Company’s bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Under such authority, the Board created the Audit Committee, the Compensation Committee and the Governance Committee and annually appoints individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and Governance Committees meet as required, typically two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the full Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Audit Committee

The Audit Committee consists of Mr. Cogan, who chairs the Committee, Mr. Davis, Ms. Moerdyk and Mr. Hendrix. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules. The Board of Directors has determined that all of the current members of the Audit Committee are “audit committee financial experts” as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the Company’s independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company’s finance and accounting staff.

The Audit Committee’s duties include but are not limited to: (1) selecting and overseeing the performance of the Company’s independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company’s financial reporting activities, including the Company’s financial statements included in the Company’s Annual Report on Form 10-K, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, (5) reviewing the organization and scope of the Company’s internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, and (7) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met seven times during fiscal year 2018. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. The Report of the Audit Committee is found beginning on page 34.

Compensation Committee

The Compensation Committee is composed of Mr. Tang, who chairs the Committee, Ms. Hayes and Mr. Moon. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules.

Purpose and Duties. The Compensation Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors. The activities of the Compensation Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation Committee also provides oversight for all of the Company’s employee benefit plans. The Compensation Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation Committee’s duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executive officers’ compensation, (2) evaluating the Chief Executive Officer’s and other senior executive officers’ performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer’s and other senior executive officers’ compensation levels based on this evaluation, and (4) overseeing the compensation and benefit plans, policies, and programs of the Company.

The Compensation Committee determines the Chief Executive Officer’s compensation after reviewing his performance with the independent directors of the Board and without members of management being present, and shares this information with the full Board. The Compensation Committee determines the compensation of the other senior executives after considering a recommendation from the Chief Executive Officer. The Compensation Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation Committee administers and approves awards under the Company's 2016 Employee Stock Incentive Plan and the Company’s 2015 Non-Employee Directors Restricted Stock Unit Plan.

The Compensation Committee met three times during fiscal year 2018. The Compensation Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Additional information on the Company’s philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 11. The Report of the Compensation Committee can be found beginning on page 30.

Governance Committee

The Governance Committee is composed of Mr. Davis, who chairs the Committee, Ms. Moerdyk and Ms. Hayes. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance Committee is responsible for identifying and recommending to the Board director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders. From time to time, the Committee may engage an independent firm to assist in identifying potential candidates.

In evaluating candidates for nomination to serve on the Board, the Governance Committee will assess the candidate’s character and professional ethics, judgment, business experience, independence, understanding of the Company’s or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Each candidate will be recommended without regard to gender, race, age, religion or national origin. Specific qualities and skills established by the Committee for candidates, which are included in the Governance Committee charter, include:

•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy and focus required to carry out the duties of a director.

The Governance Committee’s responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board; (2) annually reviewing the performance of each director; (3) determining whether any director conflicts of interest exist; (4) reviewing any director related party transactions; and (5) periodically reviewing the Company’s corporate governance policies. The Governance Committee met four times during fiscal year 2018. The Governance Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Procedures for Shareholder Nominations of Directors

A shareholder of record may nominate a person or persons for election as a director at the 2019 Annual Meeting if any such nomination is submitted in writing to the Secretary of the Company in accordance with the Company’s bylaws and is received in the Company’s principal executive offices on or before April 25, 2019. The nomination must include the name and address of the director nominee and a description of the director nominee’s qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the nomination;
•
a representation that the shareholder is a record holder of the Company’s common stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the nomination;

•
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding the nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC if the director nominee were to be nominated by the Board of Directors;

•	information regarding the nominee’s independence as defined by applicable NASDAQ listing standards; and
•	the consent of the nominee to serve as a director of the Company if elected.

The Governance Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. The Chair of the Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Compensation Program Goal

The goal of the Company’s compensation program, as administered by the Compensation Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating and retaining qualified senior management. To this end, the Company has designed and administered the Company’s compensation program to appropriately reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. To achieve alignment with shareholder interests, the Company’s compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation Committee for the Company’s named executive officers. The Company’s named executive officers ("NEOs") for fiscal year 2018 were:

•	Mr. S. Cary Dunston, Chairman and Chief Executive Officer;

•	Mr. M. Scott Culbreth, Senior Vice President and Chief Financial Officer;

•	Mr. R. Perry Campbell, Senior Vice President Sales and Marketing; and

•	Mr. Robert J. Adams, Jr., Senior Vice President Value Stream Operations.

Performance-based Compensation. Every employee in the Company has an opportunity to earn an annual bonus, most of which is based upon the Company’s attainment of goals related to its operating profitability and other operational performance goals. The majority of the targeted total compensation for the Company’s NEOs is performance-based to achieve alignment with shareholder interests. Bonuses are only payable to named executive officers if the Company earns an operating profit in excess of specified threshold levels during its fiscal year. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Future Pay Opportunity versus Current Pay Opportunity. The Compensation Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company’s executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage the Company’s executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation Committee has targeted the mix of performance-based compensation for the Company’s senior executive officers to be an equal amount of current year bonus and long-term compensation.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board and the Compensation Committee. As a result, performance that rewards the Company’s shareholders factors prominently in the Compensation Committee’s decisions about the type and amount of long-term compensation paid to the Company’s executive officers.

Discretionary Nature of Compensation Programs. The Compensation Committee does not use fixed formulas in determining the amount and mix of compensation to be paid to the Company’s executives. The Compensation Committee believes that using only quantitative performance measures would not create the appropriate balance of incentives to build long-term shareholder value. The Compensation Committee uses a broad range of quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company’s overall goals and objectives. In general, qualitative factors include the executives’ ability to build the organization and to lead the Company’s attainment of its "CITE" principles of customer satisfaction, integrity, teamwork and excellence. Additional qualitative factors considered by the Compensation Committee include the executives’ contribution to achieving the Company’s overall vision, the evaluation of the executives’ performance against their stated objectives, their experience, skill sets and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation Committee believes that the named executive officers’ contributions to the Company’s overall performance are more important than their individual performance. Accordingly, all of the annual bonus opportunity for Messrs. Dunston, Culbreth, Campbell and Adams is dependent upon the Company’s performance in relation to its operating profitability goals.

Consideration of Compensation Risk. The Company’s compensation programs are discretionary, balanced and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company’s variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a mix of quantitative and qualitative performance measures to assess achievement for its performance-based restricted stock unit awards to avoid placing excessive weight on a single performance measure. The Company has also adopted stock ownership guidelines under which its named executive officers are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation Committee believes helps mitigate compensation-related risk by focusing the officers’ attention and efforts on the long-term stock performance of the Company.

Use of Compensation Consultants and Peer Group Data. The Company, at the direction of the Compensation Committee, retains an independent compensation consultant every three to four years to assist the Compensation Committee by collecting compensation data regarding peer group companies, which is used by the Compensation Committee in reviewing and establishing executive compensation guidelines. The Compensation Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the Company’s named executive officers. In 2015, the Company retained Pearl Meyer & Partners ("Pearl Meyer") to evaluate the competitiveness of the Company’s executive compensation program, the alignment of executive compensation and Company performance and update the Company’s Competitive Peer Group for use in the evaluation of the Company’s compensation practices. In the summer of 2016, the Company asked Pearl Meyer to update the Company’s Competitive Peer Group to reflect the Company’s increase in net sales and market capitalization and perform a market study of base compensation versus the market, which was used to establish base pay ranges for our NEOs. Pearl Meyer performs no other services for the Company other than those described in this section. The Compensation Committee has examined Pearl Meyer’s relationship with the Compensation Committee members, the Company and the Company’s management and has determined that Pearl Meyer’s work has not raised any conflict of interest.

The Company’s Competitive Peer Group was most recently updated in 2016 at the recommendation of Pearl Meyer and consists primarily of similar-sized companies in the furniture and building products industries that may compete with the Company for executive talent and which investors may consider as investment alternatives to the Company. The Company’s Competitive Peer Group includes: Ethan Allen Interiors Inc., Gibraltar Industries, Inc., La-Z-Boy Incorporated, Patrick Industries, Inc., Select Comfort Corporation, Simpson Manufacturing Co., Inc., Herman Miller, Inc., Masonite International Corporation, Ply Gem Holdings, Inc., and Libbey Inc.

Results of 2017 Say on Pay Vote. At the Company’s Annual Meeting of Shareholders held on August 24, 2017, 98.4% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company’s executive compensation program as disclosed in its 2017 proxy statement. The Compensation Committee considered the results of the 2017 say-on-pay vote in formulating the Company’s executive compensation program for fiscal year 2018 and, partially in light of the overwhelming support that the 2017 say-on-pay proposal received, did not make any specific changes to the fiscal year 2018 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its named executive officers. The Company determines the amount of Company stock its named executive officers holds by including all shares of stock owned outright by the individual as well as earned but unvested restricted stock units ("RSUs"), but not unexercised stock options, so that a minimum ownership of Company stock is achieved. For Mr. Dunston, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Culbreth, Campbell and Adams, the stock ownership guideline is equivalent to their respective base salaries.  As of April 30, 2018, all NEOs meet the ownership guideline established by the Company.

Elements of Compensation

The compensation program for executive officers for fiscal year 2018 consisted of the following elements:

Elements available to substantially all salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

Elements available to the Company’s NEOs, key managers and selected employees:

•	long-term incentive awards in the form of restricted stock units.

Elements available only to NEOs:

•	other benefits, which includes the ability to purchase products at a discounted price, and a medical exam from a nationally recognized medical clinic.

These compensation elements are described below:

Base Salary. Base salary is intended to compensate the Company’s executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their skill set; and
•	their performance.

Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. When setting annual base salaries for the executives, the Compensation Committee targets approximately the 45th percentile of annual base salaries for similar positions in comparably sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company’s Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation Committee to assure continued competitiveness and are adjusted when necessary.

While the other named executive officers received a salary increase ranging from approximately 5-10% during fiscal year 2018, Mr. Dunston's base salary for fiscal year 2018 was increased by approximately 16%, from $605,000 to $700,000, in recognition of his promotion to Chairman, President and Chief Executive Officer and his expanded responsibilities in that new role. Mr. Culbreth’s base salary for fiscal year 2018 was increased by approximately 19%, from $335,500 to $400,000, to align more closely with the average base salary level for the CFO position in comparably sized companies.

Annual Cash Bonus. Annual cash bonus incentive awards are provided as an incentive to executives to achieve the Company’s annual financial goals, and reflect the Compensation Committee’s belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company’s results have higher bonus percentages. For fiscal year 2018, Mr. Dunston was eligible for a maximum potential bonus opportunity equal to 150% of his base salary; and Messrs. Culbreth, Campbell and Adams were eligible for a maximum potential bonus opportunity equal to 100% of their respective base salaries.

The annual bonus for our named executive officers is tied solely to the Company’s performance for the fiscal year. For fiscal year 2018, operating income was utilized to measure Company performance for nearly every employee in the Company, including our named executive officers, due to its ease of understanding as a simple, consistent and important indicator of the Company’s annual performance.

Company Goals. On an annual basis, the Compensation Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company’s long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals for each of the fiscal years listed below represented the expected range across the following three levels of performance:

•	“Threshold” representing the minimum level of achievement in order to qualify for payment;
•	“Target” representing performance consistent with demanding expectations to qualify for a payout of 60% of the maximum; and
•	“Superior” representing outstanding performance against demanding expectations to achieve 100% of the maximum.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No annual bonuses are paid if the Company’s performance is below the predetermined operating profitability threshold.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance one time, and achieved target performance three times. Annual performance goals for Company performance at the threshold, target and superior performance levels for fiscal year 2018, as well as the actual operating income achieved, are presented in the table below.

(dollar amounts in millions)	Operating Income
	Goals			Actual*
Fiscal Year	Threshold	Target	Superior
2018	$111.2	$127.4	$140.4	$110.1
* Operating Income has been adjusted by unbudgeted corporate business development expenses of $11.4 million. Operating Income determined in accordance with GAAP was $98.7 million for the Company and excludes $9.0 million for RSI Home Products, Inc. ("RSI").

The Company’s actual performance for fiscal year 2018 fell short of the threshold operating income goal. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 0% of the maximum. Accordingly, Mr. Dunston earned an annual bonus of 0% (0% of 150%) of his year-end base salary, and Messrs. Culbreth, Campbell, and Adams each earned an annual bonus of 0% (0% of 100%) of their respective year-end base salaries.

Long-Term Incentive Awards. The Compensation Committee has established long-term incentive awards for the Company’s executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company’s stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company’s long-term incentive compensation program utilizes RSUs. RSUs are intended to focus the attention of executives on the achievement of the Company’s long-term performance objectives, to align executive management’s interests with those of shareholders, and to facilitate executives’ accumulation of sustained ownership of Company stock.

In line with recommendations from Pearl Meyer, the Company’s named executive officers are targeted to receive long-term incentive awards valued at approximately 150% of base salary for Mr. Dunston and 100% for Messrs. Culbreth, Campbell and Adams. All long-term incentive awards were approved by the Compensation Committee.

Restricted Stock Units. During fiscal year 2018, Mr. Dunston was awarded 10,710 RSUs, Mr. Culbreth was awarded 3,960 RSUs, Mr. Campbell was awarded 3,710 RSUs, and Mr. Adams was awarded 3,210 RSUs. These RSUs vest upon the satisfaction of certain performance, service and cultural conditions. 35% of each award vests based on the executive’s continued employment through the third anniversary of the grant date, 20% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain cultural goals for the period ending with the Company’s 2020 fiscal year, and the remaining 45% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain annual performance goals for the Company’s 2018, 2019 and 2020 fiscal years. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company’s common stock. The Compensation Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company’s shareholders, while entailing a lower number of Company shares to be issued to employees than stock options and therefore entailing less dilution.

In order to receive the shares of Company stock corresponding to the RSU award, the award recipients must remain continuously employed with the Company through the three-year anniversary date of the RSU grant. Each award is subject to accelerated vesting in certain circumstances, including the executive’s retirement, death, disability or qualifying termination in connection with a change in control.

The Company-wide performance criteria upon which the performance-based component of the RSU awards are based are established annually by the Compensation Committee. The Compensation Committee determined the Company-wide performance criteria for fiscal year 2018 when it granted the awards in June 2017 and will determine the Company-wide performance criteria for fiscal years 2019 and 2020 within 90 days after the start of each year based on the Company’s annual operating plan for each year. The Company-wide performance criteria which the Compensation Committee established in June 2017 applies to the fiscal 2018 tranche of the performance-based RSU awards granted to the NEOs in fiscal 2017 as well. The Compensation Committee used two performance measures for fiscal year 2018, earnings per share (50% weighting) and return on equity (50% weighting), and established threshold, target and superior performance goals for each measure. 60% of each annual tranche of the fiscal 2018 and fiscal 2017 performance-based RSUs is earned for performance at the target level, the maximum 100% is earned for performance at or above the superior level, and 0% is earned for performance at or below the threshold goal. Specific performance goals for the fiscal year 2018 tranche of the fiscal 2018 and fiscal 2017 performance-based RSUs and the Company’s performance against these goals were as follows:

	Goals			Actual
	Threshold	Target	Superior	Performance*
Performance Measure
Earnings per share	$4.48	$5.18	$5.64	$4.74
Return on equity	19.3%	22.5%	24.7%	20.8%

* Net Income has been adjusted by unbudgeted corporate business development expenses, additional interest income and additional interest expense incurred as a result of increased debt. Weighted average shares outstanding and shareholders' equity were adjusted for shares issued in conjunction with the acquisition of RSI and assumed shares that would have been repurchased if the acquisition did not take place. Earnings per share determined in accordance with GAAP was $3.77. Return on equity determined in accordance with GAAP was 13.5%.

The Compensation Committee assessed the Company’s overall achievement of the performance goals for fiscal year 2018 at the threshold level, meaning 25.5% of the fiscal year 2018 tranche of the performance-based RSUs will be eligible to vest subject to each NEO’s continued employment through such date.

Cultural-based RSUs may be earned based upon a total of four cultural achievement goals (weighted 20% in total), including (i) employee retention, (ii) compliance with training goals, (iii) succession planning, and (iv) cultural development.

Fiscal 2018 RSUs

Based on achievement of the fiscal year 2018 performance goals at 25.5%, if the fiscal year 2019 and 2020 performance-based RSUs and the cultural-based RSUs are each earned at their target (60%) levels, and if Messrs. Dunston, Culbreth, Campbell and Adams remain continuously employed by the Company through June 2020, they will be eligible to vest in and receive 69% of their total fiscal 2018 RSU award, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY18 Performance-Based Goals (Actual)	25.5%	X	15%	=	3.8%
FY19 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
FY20 Performance-Based Goals (Target)	60%	X	15%		9.0%
Potential Earned and Vested Performance-Based RSUs					21.8%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%		12.0%

Potential Vested Service-Based RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					68.8%

69% vesting would result in Messrs. Dunston, Culbreth, Campbell and Adams receiving 7,371, 2,725, 2,553 and 2,209 shares, respectively, with respect to their fiscal 2018 RSU awards. If the fiscal year 2019 and 2020 tranches of the fiscal 2018 performance-based RSUs and the fiscal 2018 cultural-based RSUs were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 89% of their fiscal 2018 RSU awards, subject to their continued employment through June 2020, or 9,513, 3,517, 3,295 and 2,851 shares for Messrs. Dunston, Culbreth, Campbell and Adams, respectively.

Fiscal 2017 RSUs

Based on achievement of the fiscal year 2017 performance goals at the maximum (100%) level and achievement of the fiscal year 2018 performance goals at 25.5%, if the fiscal year 2019 performance-based RSUs and the cultural-based RSUs are each earned at their target (60%) levels, and if Messrs. Dunston, Culbreth, Campbell and Adams remain continuously employed by the Company through June 2019, they will be eligible to vest in and receive 75% of their total fiscal 2017 RSU award, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY17 Performance-Based Goals (Actual)	100%	X	15%	=	15%
FY18 Performance-Based Goals (Actual)	25.5%	X	15%	=	3.8%
FY19 Performance-Based Goals (Target)	60%	X	15%		9%
Potential Earned and Vested Performance-Based RSUs					27.8%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%		12.0%

Potential Vested Service-Based RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					74.8%

75% vesting would result in Messrs. Dunston, Culbreth, Campbell and Adams receiving 8,837, 3,098, 3,270 and 2,724 shares, respectively, with respect to their fiscal 2017 RSU awards. If the fiscal year 2019 tranche of the fiscal 2017 performance-based RSUs and the fiscal 2017 cultural-based RSUs were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 89% of their fiscal 2017 RSU awards, subject to their continued employment through June 2019, or 10,490, 3,677, 3,882 and 3,233 shares for Messrs. Dunston, Culbreth, Campbell and Adams, respectively.

Pension and Savings Plans

The Company maintains a non-contributory, funded and tax-qualified defined benefit pension plan (the “Salaried Pension Plan”), which was frozen effective April 30, 2012. The Salaried Pension Plan covers many of the Company’s employees hired prior to April 30, 2012, including certain of the named executive officers, who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on 1.25% of a participant’s average cash compensation, including bonuses, for the five calendar years in the ten calendar years prior to the earlier of the participant’s retirement or the freeze date, that produce the highest average compensation, multiplied by the participant’s years of credited service through the earlier of retirement or the freeze date. The annual earnings taken into account in this formula may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

Substantially all employees, including the named executive officers, also participate in the Company’s Retirement Savings Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal year 2018) 5% of the Company’s net income is contributed and divided equally among employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal year 2018, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to these plans to the named executive officers for fiscal year 2018 are included in the All Other Compensation column in the Summary Compensation Table.

Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Company’s Salaried Pension Plan, the Company established a non-tax qualified, non-contributory defined contribution plan (the “Pension Restoration Plan”, or “PRP”) to allow the Company to provide benefits that would restore the level of Company benefits provided to approximately the levels they would have attained had the Code limit not been established. For fiscal year 2018, only Mr. Dunston participated in the PRP. Each participant has an account under the PRP to which the Compensation Committee may, in its discretion, approve Company contributions. The obligation of the Company to make payments under the PRP is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the unlikely event of the Company’s insolvency until such benefits are distributed to the Plan participants under the provisions of the PRP. There were no Company contributions to the PRP during fiscal year 2018 for any of the NEOs. The Company will not make future contributions to the PRP while its pension plans are frozen.

Other Benefits

All of the NEOs are eligible to purchase the Company’s products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive a more extensive annual medical exam from a nationally recognized medical clinic at no cost to them.

Severance and Change in Control Agreements

Each of the named executive officers have entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Dunston's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its named executive officers for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these named executive officers will be reduced until the excise tax no longer applies (unless the named executive officer would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the named executive officer still would not receive any gross-up).

Each NEOs employment agreement also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 25, under the heading “Employment Agreements and Post-Employment Compensation Agreements.”

Deductible Compensation of Executive Officers

The Company is subject to Section 162(m) of the Code, which imposes a $1.0 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to certain covered executive officers. For fiscal 2018 and prior tax years, the covered executives were the Chief Executive Officer and the next three most highly compensated officers of the Company (excluding the CFO). For fiscal 2018 and prior tax years, performance-based compensation that met certain requirements was not subject to the deduction limit. Historically, including for fiscal 2018, the Company’s intent generally has been to design and administer executive compensation programs in a manner that would preserve its flexibility and recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs might not be deductible under Section 162(m).

Effective for fiscal 2019 and future tax years, the performance-based compensation exception under Section 162(m) has been eliminated, other than with respect to certain “grandfathered” arrangements in effect prior to November 2, 2017. In addition, the definition of covered executive has been expanded to include the CEO, CFO and the next three most highly compensated officers and status as a covered executive continues for all subsequent tax years, including years after the death of the individual. As a result, non-grandfathered compensation payable to our covered officers that exceeds $1 million per person in a given year will no longer be deductible by the Company, regardless of whether it is performance-based. The Compensation Committee will be assessing the impact of the changes to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

Summary Compensation Table

The following table sets forth for fiscal years 2018, 2017, and 2016 the compensation for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s two other executive officers (each a “named executive officer” and collectively, the “named executive officers”). The Company did not have any other named executive officers during fiscal year 2018.

	Fiscal			Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation
Name & Principal Position	Year	Salary	Bonus	1		2	3	4	Total

S. Cary Dunston	2018	$640,442	$0	$715,407	$0	$0	$3,006	$21,239	$1,358,855
President and	2017	587,311	0	609,868	0	855,773	1,189	17,114	2,071,255
Chief Executive Officer	2016	532,836	0	577,725	252,870	825,000	6,973	17,075	2,212,479

M. Scott Culbreth	2018	362,539	0	264,507	0	0	0	15,075	642,121
Senior Vice President and	2017	320,493	0	213,790	0	316,377	0	14,826	865,486
Chief Financial Officer	2016	292,257	0	185,493	81,811	289,224	0	15,673	864,458

R. Perry Campbell	2018	312,835	0	247,844	0	0	3,414	18,138	582,231
Senior Vice President	2017	311,681	0	225,667	0	296,649	1,356	18,702	854,055
Sales and Marketing	2016	287,711	0	185,493	81,811	305,417	7,855	17,789	886,076

Robert J. Adams	2018	275,038	0	214,447	0	0	1,502	15,192	506,179
Senior Vice President	2017	266,198	0	187,970	0	256,390	577	15,979	727,114
Value Stream Operations	2016	252,388	0	153,740	68,796	254,101	3,570	20,902	753,497

1
This column represents the grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the restricted stock units granted in fiscal year 2018, see Restricted Stock Units beginning on page 16. Of the amounts reported in this column for fiscal year 2018, $351,567 for Mr. Dunston, $129,996 for Mr. Culbreth, $121,776 for Mr. Campbell, and $105,363 for Mr. Adams are attributable to performance-based and cultural-based RSU awards. These awards are reported based on the actual outcome of the performance conditions for fiscal year 2018 and a target (60%) for Company performance for fiscal years 2019 and 2020 and for the cultural-based RSUs. Assuming the highest level of performance will be achieved for the performance-based and cultural-based components of the grant in fiscal year 2018, the amounts attributable to the performance-based and cultural-based RSUs would be: $675,565 for Mr. Dunston; $249,807 for Mr. Culbreth; $233,988 for Mr. Campbell; and $202,446 for Mr. Adams. For information on the valuation assumptions with respect to the restricted stock unit grants for fiscal year 2018, refer to Note I – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018.

2	Amounts in this column reflect the annual cash incentive compensation paid to the Company’s named executive officers for fiscal years 2018, 2017 and 2016.
3
This column represents the change in the present value of accumulated benefits under the Salaried Pension Plan during fiscal year 2018 (from May 1, 2017 to April 30, 2018), fiscal year 2017 (from May 1, 2016 to April 30, 2017), and fiscal year 2016 (from May 1, 2015 to April 30, 2016). See the Pension Plan Benefits table on page 24 for additional information. Mr. Culbreth does not participate in the Salaried Pension Plan as he was hired after the plan was frozen. Since the plan was frozen at the end of fiscal year 2012, changes in pension value from year to year are due solely to changes in actuarial factors and not additional benefit accruals. The Company does not provide any above-market or preferential earnings on nonqualified deferred compensation under the Pension Restoration Plan.

4	See the All Other Compensation table below for additional information.

All Other Compensation

The following table describes each component of the amounts listed for fiscal year 2018 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Other
Name	1	2	Total
S. Cary Dunston	$11,730	$9,509	$21,239
M. Scott Culbreth	11,770	3,305	15,075
R. Perry Campbell	11,210	6,928	18,138
Robert J. Adams	11,275	3,917	15,192

1	These amounts represent matching 401(k) and profit-sharing contributions made to the named executive officers’ respective Investment Savings Stock Ownership Plan accounts.
2
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic. For Mr. Dunston, $841 represents insurance premiums paid for supplemental life insurance and $8,668 represents costs associated with medical exams. For Mr. Culbreth, $429 represents insurance premiums paid for supplemental life insurance and $2,876 represents costs associated with medical exams. For Mr. Campbell, $707 represents insurance premiums paid for supplemental life insurance and $6,221 represents costs associated with medical exams. For Mr. Adams, $593 represents insurance premiums paid for supplemental life insurance and $3,324 represents costs associated with medical exams.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table provides information about all equity and non-equity awards granted to the named executive officers in fiscal year 2018: (1) the grant date, (2) the potential payout under the Annual Cash Bonus Incentive Plan, (3) the potential number of shares of the Company’s common stock that could be issued under performance-based RSUs granted in fiscal year 2018, (4) the number of service-based RSUs granted in fiscal year 2018, and (5) the grant date fair value of each equity award computed according to FASB ASC Topic 718.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Grant Date Fair Value of Restricted Stock Unit Awards
Name	Date	1			2			3	4
		Threshold	Target	Superior	Threshold	Target	Superior
S. Cary	n/a	$0	$630,000	$1,050,000
Dunston	06/02/17				0	4,177	6,961	3,749	$715,407

M. Scott	n/a	$0	$240,000	$400,000
Culbreth	06/02/17				0	1,544	2,574	1,386	$264,507

R. Perry	n/a	$0	$198,600	$331,000
Campbell	06/02/17				0	1,447	2,411	1,299	$247,844

Robert J.	n/a	$0	$176,400	$294,000
Adams	06/02/17				0	1,252	2,086	1,124	$214,447

1
The amounts displayed in these columns reflect the threshold, target and superior payouts under the fiscal year 2018 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal year 2018. The amounts actually paid under this program for fiscal year 2018 are reflected in the Summary Compensation Table. Attainment of Company-wide goals for operating income was the only determinant of the amount of bonus paid. Mr. Dunston's potential bonus payment ranged from 0% to 150% of his ending fiscal year 2018 annual base salary, with a target of 90%. Messrs. Culbreth, Campbell and Adams had potential bonus payments of 0% to 100% of their respective base salaries, with a target of 60%. The Company’s specific operating income goals for fiscal year 2018 are described in the Compensation Discussion and Analysis on page 15, under the heading “Company Goals”.

2
These columns reflect the threshold, target and superior potential number of shares of the Company’s common stock that could be issued under performance-based and cultural-based RSUs that each named executive officer received during fiscal year 2018. Based upon Company performance for fiscal year 2018 and a target (60%) for Company performance for fiscal years 2019 and 2020 and for the cultural-based RSUs, the actual numbers of shares that the named executive officers may earn under the performance-based and cultural-based RSUs if they remain continuously employed through June 2, 2020 are: 7,372 for Mr. Dunston, 2,725 for Mr. Culbreth, 2,554 for Mr. Campbell, and 2,210 for Mr. Adams. If the executive terminates employment prior to the vesting date, and after the committee has completed its performance evaluation, due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading “Restricted Stock Units” beginning on page 16.

3
This column reflects the number of RSUs granted to each named executive during fiscal year 2018 that were subject to service-based vesting conditions alone. These RSUs are payable on June 2, 2020 if the named executive remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination.

4
This column reflects the full grant date fair value of the RSUs granted in fiscal year 2018 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based vesting is calculated based upon Company performance for fiscal year 2018 and a target (60%) for Company performance for fiscal years 2019 and 2020 and for the cultural-based RSUs.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on the holdings, as of April 30, 2018, of stock options and RSUs awarded to the named executive officers. This table includes all unexercised option awards (whether vested or unvested) and all unvested RSUs. Each equity grant is shown separately for each named executive officer. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award and all unvested stock option awards are scheduled to vest in equal portions on the first, second and third anniversaries of the applicable grant date for each award. For additional information about the stock option and RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis on page 15.

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	1	Price	Date	2	3	4	3

S. Cary	06/02/17					4,159	$341,832	5,355	$440,181
Dunston	06/07/16					6,357	$522,513	4,134	$339,815
	06/05/15	0	4,534	$57.11	6/5/2025
	06/05/15					10,116	$831,535	—	$—

M. Scott	06/02/17					1,537	$126,380	1,980	$162,756
Culbreth	06/07/16					2,228	$183,171	1,449	$119,108
	06/05/15	0	1,467	$57.11	06/05/25
	06/05/15					3,248	$266,986	—	$—

R. Perry	06/02/17					1,441	$118,432	1,855	$152,481
Campbell	06/07/16					2,352	$193,336	1,530	$125,766
	06/05/15	0	1,467	$57.11	06/05/25
	06/05/15					3,248	$266,986	—	$—

Robert J.	06/02/17					1,247	$102,475	1,605	$131,931
Adams	06/07/16					1,959	$161,049	1,274	$104,723
	06/05/15	2,466	1,233	$57.11	06/05/25
	06/05/15					2,692	$221,282	—	$—

1	This column reflects the FY16 option grants scheduled to vest on June 5, 2018.

2
This column reflects the FY16 awards (scheduled to vest on June 5, 2018) and the unvested service-based component of the FY17 and FY18 awards (scheduled to vest on June 7, 2019 and June 2, 2020, respectively); the unvested FY17 and FY18 performance-based components that have been earned under the FY17 awards (scheduled to vest on June 7, 2019); and the unvested FY18 performance-based component that has been earned under the FY18 awards (scheduled to vest on June 2, 2020).

3	Based on the closing price per share of the Company’s common stock as of the last day of fiscal year 2018, April 30, 2018, which was $82.20.
4
This column reflects the unearned FY19 performance-based component of the FY17 awards (scheduled to vest on June 7, 2019); the unearned FY19 and FY20 performance-based components of the FY18 awards (scheduled to vest on June 2, 2020); and the cultural component of both the FY17 and FY18 awards (scheduled to vest on June 7, 2019 and June 2, 2020, respectively), in each case at maximum performance.

Option Exercises and RSUs Vested in Fiscal Year 2018

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2	3	4
S. Cary Dunston	9,300	$472,797	8,100	$765,450
M. Scott Culbreth	4,000	221,232	4,293	405,689
R. Perry Campbell	3,900	215,270	4,131	390,380
Robert J. Adams	0	0	3,064	289,548

1	This column represents the number of securities for which the options were exercised. There were no shares withheld for payment of taxes.
2	This column represents the difference between the market price of the underlying securities at exercise less the exercise price.
3	This column represents the gross number of shares of RSUs that vested, consisting in each case of RSUs that were originally granted in June 2014 and which vested in June 2017.
4	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Pension Plan Benefits

The following table reports the present value of the accumulated plan benefit at April 30, 2018, for the named executive officers under the Salaried Pension Plan based upon the assumptions described below in Note 1. No pension benefit payments were made to any of the named executive officers during fiscal year 2018. Mr. Culbreth does not participate in the Salaried Pension Plan. See “Pension and Savings Plans” beginning on page 18 for a discussion of pension and savings plan benefits.

		Number of Years	Present Value of Accumulated Benefit
	Pension Plan Name	Credited Service	1
S. Cary Dunston	Salaried Pension Plan	5.5	$130,959
R. Perry Campbell	Salaried Pension Plan	7.9	148,361
Robert J. Adams	Salaried Pension Plan	3.8	66,529

1
The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the Salaried Pension Plan for the period through April 30, 2012 (the date on which the Salaried Pension Plan was frozen). The present value of accumulated benefit has been calculated assuming the named executive officers begin receiving their benefits at age 65. As described in Note J – Employee Benefit and Retirement Plans in the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, the interest assumption is 4.18%. The post-retirement mortality assumption is based on the RP-2014 Mortality Table with generational scale MP-2017 mortality improvement.

Nonqualified Deferred Compensation

The amounts reported in the table below represent the change in value in the accounts of the named executive officers under the Company’s non-tax qualified, non-contributory defined contribution supplemental Pension Restoration Plan (PRP) from May 1, 2017 through April 30, 2018, as well as their aggregate balances as of April 30, 2018. The Company discontinued contributions to the PRP effective May 1, 2012. Messrs. Culbreth, Campbell and Adams do not participate in the PRP.

	Nonqualified Deferred Compensation
	Company Contributions	Aggregate Earnings in FY 2018	Withdrawals/ Distribution in	Aggregate Balance at
	in FY 2018	1	FY 2018	April 30, 2018
S. Cary Dunston	$0	$19,558	$0	$214,070

1	Earnings were credited to the accounts of the named executive officers based upon their respective investment choices. These earnings were not included in the Summary Compensation Table.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2018, the Company had entered into employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams to fulfill the duties of each executive's respective position. These employment agreements provide for “double trigger” vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify the base salary for Mr. Dunston a base salary of at least $550,000 per year, for Mr. Culbreth a base salary of at least $260,000 per year, for Mr. Campbell a base salary of at least $251,838 per year and for Mr. Adams a base salary of at least $254,101 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Board’s Compensation Committee.

Further, the NEOs are entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% to 150% of Mr. Dunston’s then current base salary and between 0% to 100% of Messrs. Culbreth's, Campbell's and Adams' then current base salaries. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation Committee at the beginning of each fiscal year. The employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his employment be terminated by the Company without cause. Mr. Dunston would be entitled to severance pay for a period of 24 months, and Messrs. Culbreth, Campbell and Adams are each entitled to severance pay for a period of 12 months. The length of Mr. Dunston's severance pay period is longer than that of Messrs. Culbreth, Campbell and Adams, due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as

Chief Executive Officer. In addition, Mr. Dunston would be entitled to a bonus payment of 90% of his base salary. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Dunston and up to 12 months for Messrs. Culbreth, Campbell and Adams. The employment agreements define “cause” as neglect of duty that is not corrected after 90 days’ written notice, misconduct, malfeasance, fraud or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company’s usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Messrs. Dunston, Culbreth, Campbell and Adams provides certain benefits upon a change in control of the Company. The employment agreements define “change in control” as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company’s Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company’s pre-transaction shareholders cease to hold more than 50% of the Company’s stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The Company cannot terminate these agreements for 24 months after a change in control. Upon a change in control of the Company, Mr. Dunston can terminate his employment for any reason at any time during the two-year period following the change in control. If Mr. Dunston chooses to exercise this right under these circumstances, or if the Company terminates Mr. Dunston's employment without cause within 3 months before or 2 years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 90% of Mr. Dunston's base salary.

If Mr. Culbreth, Mr. Campbell, or Mr. Adams terminates his employment for good reason within one year after a change in control, or if the Company terminates Messrs. Culbreth's, Campbell's or Adams' employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each of Messrs. Culbreth, Campbell or Adams would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a named executive officer’s employment is terminated without cause, or if the named executive officer terminates employment for good reason, on or at any time following the date of a change of control, then such officer’s outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transition contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If any of the named executive officers were to die or were to terminate employment with the Company due to disability, any vested and exercisable stock options previously awarded would remain exercisable for a period of one year following the death or disability. If one of the named executive officers were to terminate employment prior to the vesting date (and with respect to cultural and performance-based RSUs, after the committee has completed its performance evaluation) due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive’s total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Dunston upon termination of his employment under various scenarios, if that event had occurred on April 30, 2018.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$2,093,000	$1,400,000	$0	$0
Annual Bonus	1,883,700	1,260,000	0	0
COBRA Reimbursement	19,503	19,503	0	0
Accelerated Restricted Stock Units Vesting	2,475,876	0	1,199,636	0
Accelerated Stock Options Vesting	113,758	0	0	0
Total	$6,585,838	$2,679,503	$1,199,636	$0

1
The cash payments would be triggered by termination of employment by Mr. Dunston for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Dunston’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Dunston for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2018.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$800,000	$400,000	$0	$0
Annual Bonus	480,000	0	0	0
COBRA Reimbursement	13,270	13,270	0	0
Accelerated Restricted Stock Units Vesting	858,401	0	399,168	0
Accelerated Stock Options Vesting	36,807	0	0	0
Total	$2,188,478	$413,270	$399,168	$0

1
The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Culbreth's stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Campbell upon termination of his employment under various scenarios, if that event had occurred on April 30, 2018.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$662,000	$331,000	$0	$0
Annual Bonus	397,200	0	0	0
COBRA Reimbursement	14,765	14,765	0	0
Accelerated Restricted Stock Units Vesting	857,001	0	403,205	0
Accelerated Stock Options Vesting	36,807	0	0	0
Total	$1,967,773	$345,765	$403,205	$0

1
The cash payments would be triggered by termination of employment by Mr. Campbell for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Campbell's stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Campbell for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2018.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$588,000	$294,000	$0	$0
Annual Bonus	352,800	0	0	0
COBRA Reimbursement	13,002	13,002	0	0
Accelerated Restricted Stock Units Vesting	721,460	0	335,869	0
Accelerated Stock Options Vesting	30,961	0	0	0
Total	$1,706,223	$307,002	$335,869	$0

1
The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

Pay Ratio Disclosure

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company is required to disclose the ratio of the annual total compensation of the median employee (“Median Employee”) to the annual total compensation of the principle executive officer (“PEO”).

The Company’s PEO is Mr. Dunston. We identified the Median Employee by examining the total taxable compensation for calendar year 2017, as reported on W-2 statements, for all employees, excluding our PEO, who were employed by us on February 1, 2018. As of February 1, 2018, excluding the employees of RSI as discussed below, we had approximately 5,804 employees, including full-time and part-time permanent employees as well as seasonal or temporary employees, but excluding any temporary workers employed by a third party (i.e., “leased workers”). We annualized the compensation for any full-time permanent employees hired during calendar year 2017, but not for any part-time permanent employees or seasonal or temporary employees. None of the employees included for purposes of calculating the Median Employee for fiscal 2018 were employed outside of the United States. After identifying the Median Employee, we calculated the Median Employee’s fiscal year 2018 annual total compensation using the same methodology as that used in the Summary Compensation Table for Mr. Dunston. We included the value of employer paid health benefits for both the Median Employee and Mr. Dunston.

On December 29, 2017, the Company completed an acquisition of RSI, a leading manufacturer of kitchen and bath cabinetry and home organization products. As of January 31, 2018, RSI had approximately 3,600 permanent employees, who we did not include in our determination of the Median Employee as permitted by the SEC’s rules.

The ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee for fiscal 2018 is as follows:

Median Employee Annual Total Compensation	$44,677
PEO Annual Total Compensation	$1,392,830
Ratio of PEO to Median Employee Annual Total Compensation	31.2:1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018. This report is provided by the following independent directors, who comprise the Compensation Committee:

Vance W. Tang, Chair
Martha M. Hayes
David M. Moon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY’S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

The Compensation Committee oversees management’s evaluation of whether the Company’s employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company’s overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation Committee’s direction and reports to the Compensation Committee any finding that a risk related to the Company’s compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS’ COMPENSATION

The Company’s non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company’s size and scope,
•	compensation should align non-management directors’ interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors’ compensation includes the following compensation elements:

Director Fees. The annual retainer paid to non-management directors is $55,000 per year. The Audit Committee Chair receives an additional annual retainer of $10,000 per year, while the Compensation Committee and the Governance Committee Chairs each receive an additional annual retainer of $8,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. Under the 2015 Non-Employee Directors Restricted Stock Unit Plan (the “2015 Directors Plan”), the forms of stock compensation granted to non-management directors can only include restricted stock units.

During fiscal year 2018, non-employee directors were each awarded 630 restricted stock units (“Director RSUs”). Under the terms of the Director RSUs, granted August 24, 2017, if the recipients continuously serve as directors of the Company through August 15, 2019, then they will receive 630 shares of the Company’s common stock. If a director leaves the Board for any reason prior to August 15, 2019, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

One of the Company’s non-management directors, Ms. Moerdyk, continued to have 5,000 previously awarded stock options outstanding at April 30, 2018. These options have since been exercised. The Compensation Committee has not granted stock options to directors since fiscal year 2009 and does not expect to issue these types of awards in the future.

For past option awards to directors, the strike prices for all stock options granted to directors must be set at 100% of the fair value of the underlying common stock at the date of the grant. Stock options previously granted under the 2006 Non-Employee Directors Equity Ownership Plan have terms of ten years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary of the date of grant until fully vested.

The following table sets forth the compensation earned by or paid to the Company’s non-management directors during fiscal year 2018.

Director Summary Compensation Table

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
Andrew B. Cogan	$65,000	$49,865	$114,865
James G. Davis, Jr.	63,000	49,865	112,865
Martha M. Hayes	55,000	49,865	104,865
Daniel T. Hendrix	55,000	49,865	104,865
Carol B. Moerdyk	55,000	49,865	104,865
David W. Moon	55,000	49,865	104,865
Vance W. Tang	63,000	49,865	112,865

1	This column reflects the amount of cash compensation earned during fiscal year 2018 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal year 2018 in accordance with FASB ASC Topic 718. These grants were all made on August 24, 2017, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company’s stock on the date of grant, which was $79.15.

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding shares of the Company’s common stock beneficially owned as of June 22, 2018, by (1) each director and director nominee of the Company, (2) each of the Company’s named executive officers (as identified in the “Summary Compensation Table”), and (3) the Company’s current directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
Martha M. Hayes (1)	40,840	*
S. Cary Dunston (2)	30,375	*
James G. Davis, Jr. (3)	19,253	*
Carol B. Moerdyk (4)	15,040	*
Vance W. Tang (5)	12,540	*
Robert J. Adams (6)	10,578	*
Daniel T. Hendrix (7)	6,525	*
M. Scott Culbreth (8)	6,011	*
R. Perry Campbell	5,845	*
Andrew B. Cogan (9)	4,340	*
David W. Moon (10)	840	*
All directors and executive officers as a group (11 persons) (11)	152,187	0.9%

*	Indicates less than 1%.
(1)
Includes 500 shares held by Ms. Hayes as Trustee for the R.M. Dally Family Trust, for which Ms. Hayes has shared voting and dispositive power. Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Ms. Hayes continuously serves on the board of directors through the maturity date for the RSUs.

(2)	Includes 18,497 shares held jointly by Mr. Dunston and his spouse, for which Mr. Dunston has shared voting and dispositive power.
(3)
Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.

(4)
Includes 14,200 shares held by Ms. Moerdyk as Trustee for the Greene-Moerdyk Revocable Trust, for which Ms. Moerdyk has shared voting and dispositive power. Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Ms. Moerdyk continuously serves on the board of directors through the maturity date for the RSUs.

(5)
Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.

(6)	Includes stock options exercisable on June 22, 2018 or within 60 days thereafter by Mr. Adams for 3,700 shares.
(7)
Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.

(8)	Includes stock options exercisable on June 22, 2018 or within 60 days thereafter by Mr. Culbreth for 1,467 shares.
(9)
Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.

(10)
Includes 840 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if Mr. Moon continuously serves on the board of directors through the maturity date for the RSUs.

(11)
Includes stock options exercisable on June 22, 2018 or within 60 days thereafter for an aggregate of 5,167 shares and 5,880 shares that may be acquired upon the conversion of RSUs within 60 days after June 22, 2018 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

The following table sets forth information regarding shares of the Company’s common stock beneficially owned by each shareholder the Company believes to own more than 5% of the Company’s outstanding common stock. This data is based upon Schedules 13G filed with the SEC. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class (4)

BlackRock, Inc. (1)	1,943,653	11.1%
55 East 52nd Street
New York, NY 10055

William F. Brandt (2)	1,764,245	10.1%
P.O. Box 3949
Winchester, VA 22604

Broad Run Investments Management, LLC (3)	1,448,499	8.3%
1530 Wilson Blvd, Suite 530
Arlington, VA 22209

(1)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on January 19, 2018, which also indicated that BlackRock, Inc., a parent holding company/control person, has sole voting power for 1,916,613 shares and sole dispositive power for all 1,943,653 shares.

(2)
The beneficial ownership information for William F. Brandt is based upon the Schedule 13G/A filed with the SEC on February 13, 2018, which also indicated that William F. Brandt has sole voting power and sole dispositive power for all 1,764,245 shares.

(3)
The beneficial ownership information for Broad Run Investments Management, LLC is based upon the Schedule 13G/A filed with the SEC on February 14, 2018, which also indicated that Broad Run Investments Management, LLC has sole voting power and sole dispositive power for all 1,448,499 shares.

(4)	Percentage calculated based on the number of shares of Company common stock outstanding as of the record date for the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of initial ownership and changes in ownership of the Company’s common stock.

Based upon the Company’s review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company’s fiscal year ended April 30, 2018, and written representations from the Company’s directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports, with the exception of one late Form 4 filed by Mr. Brandt with respect to one transaction and two late Forms 4 filed by Mr. Dunston with respect to one transaction each.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may qualify as related party transactions or give rise to potential conflicts of interests. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties, are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company’s policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance Committee have the responsibility to review related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance Committee must review and approve related party transactions involving directors. In addition, the Governance Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which are maintained on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

The Company leased its prior headquarters from Amwood Associates, a partnership that includes Mr. Brandt, who served as a member of the Board of directors until August 2016 and beneficially owned over 10% of the Company’s common stock during fiscal 2018. During fiscal year 2018, Mr. Brandt had a partnership interest in Amwood Associates of 38.6%. The original lease commenced on March 18, 1986, and ended on March 17, 2001. The Company has elected to renew this lease four times in accordance with Company policy and procedures, which included approval by all the Company’s independent directors. In considering the renewal of this lease, the Company assessed the lease terms in relation to market terms for comparable properties. Based upon this review, the Company concluded that the rent under the lease was in line with market rates that could be obtained at arm’s length from unaffiliated third parties. Rental payments were $43,164 per month in fiscal 2018. During the fiscal year ended April 30, 2018, the Company made aggregate payments under the lease in the amount of $509,509. In April 2017, the Company gave notice that it would be terminating the lease on May 31, 2018 and the lease was terminated on that date. As of April 30, 2018, the aggregate remaining lease payments due under this lease until its termination were $43,164.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2018, with management and KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from management and the Company, including matters in the written disclosures and letter from KPMG LLP to the Committee required by the PCAOB.

The Committee discussed and approved the audit scopes and plans of the Company’s internal auditor and KPMG LLP for their respective audits. The Audit Committee met with the Company’s internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2018, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018. The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2019 and the Board of Directors has submitted the selection of KPMG LLP for ratification by the shareholders at the Annual Meeting.

Andrew Cogan, Chair
James G. Davis, Jr.
Carol B. Moerdyk
Daniel T. Hendrix

Independent Auditor Fee Information

Fees for professional services provided by KPMG LLP, the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories are:

	2018	2017
Audit Fees	$1,953,041	$606,000
Audit-Related Fees	390,410	791,672
Tax Fees	51,106	30,500
All Other Fees	0	0
Total	$2,394,557	$1,428,172

Audit Fees include fees associated with the annual audit of the Company’s financial statements and internal control over financial reporting, auditing the acquisition of RSI, as well as reviews of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, comfort letters and other regulatory filings.

Audit-Related Fees consisted of fees for due diligence related to the acquisition of RSI and fees incurred for employee benefit plan financial statement audits.

Tax Fees include fees pertaining to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by the Company's independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services and related fees. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service and related fee before the Company's independent registered public accounting firm is engaged to perform such service. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve tax or other non-audit accounting services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. During fiscal year 2018 all audit, audit-related and tax services and fees set forth above were pre-approved by the Audit Committee.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2019, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of KPMG LLP is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2020. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal year 2019 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of KPMG LLP will be present at the Company’s Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2019.

ITEM 3 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added section 14A to the Securities and Exchange Act of 1934, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as described in this Proxy Statement under Executive Compensation beginning on page 11, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as “say-on-pay.”

As described in the Compensation Discussion and Analysis, the goal of the Company’s executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company’s shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the named executive officers, as well as the Company’s executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation Committee.

    This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the compensation of the named executive officers as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2019 ANNUAL MEETING

The Company plans to hold its 2019 Annual Meeting on August 22, 2019. The Company’s bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2019 Annual Meeting, the notice must be received no later than April 25, 2019. The shareholder’s notice must include:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;
•	the class and number of shares of stock of the Company beneficially owned by the shareholder;
•
a representation that the shareholder is a shareholder of record at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and
•	any interest that the shareholder may have in such business.

The chairman of the 2019 Annual Meeting may dismiss any business that a shareholder attempts to bring before the meeting without complying with these procedures.

If the Company does not receive notice at its principal offices on or before April 25, 2019 of a shareholder proposal for consideration at the 2019 Annual Meeting, the proxies named by the Company’s Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal.

The procedures for nominating a person for election as a director at the 2019 Annual Meeting are discussed under “Procedures for Shareholder Nominations of Directors” on page 11.

A proposal that any shareholder desires to have included in the Company’s proxy statement of the 2019 Annual Meeting of shareholders must comply with the SEC’s rules regarding shareholder proposals and be received by the Company no later than March 1, 2019. The notice requirements for bringing business before the 2019 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC’s rules regarding shareholder proposals and that shareholder’s proposal is included in the Company’s proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 23, 2018

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company’s website at: http://investors.americanwoodmark.com/sec.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

July 9, 2018

AMERICAN WOODMARK
CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3.

1. To elect as directors the eight nominees listed in the attached proxy statement to serve a one year term on the Company's Board of Directors (except as marked to the contrary below):

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Andrew B. Cogan	☐	☐	☐	02 - James G. Davis, Jr.	☐	☐	☐	03 - S. Cary Dunston	☐	☐	☐
04 - Martha M. Hayes	☐	☐	☐	05 - Daniel T. Hendrix	☐	☐	☐	06 - Carol B. Moerdyk	☐	☐	☐
07 - David W. Moon	☐	☐	☐	08 - Vance W. Tang	☐	☐	☐				

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 3813302

02V4LA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 23, 2018, AT 9:00 A.M., AT THE GEORGE WASHINGTON HOTEL, 103 EAST PICCADILLY STREET, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Martha M. Hayes and James G. Davis, Jr. (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 22, 2018, at the Annual Meeting of shareholders to be held on August 23, 2018, at 9:00 a.m., at The George Washington Hotel, 103 East Piccadilly Street, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and in the proxies' discretion on any other matters coming before the meeting.